As filed with the Securities and Exchange Commission on January 27, 1997

                                                           REGISTRATION NO. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  -----------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  -----------------

                       EVENFLO & SPALDING HOLDINGS CORPORATION
                (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                     59-2439656
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)



                    601 SOUTH HARBOUR ISLAND BOULEVARD, SUITE 200
                              TAMPA, FLORIDA 33602-3141
                       (Address of Principal Executive Office)


                         1996 STOCK PURCHASE AND OPTION PLAN
                                 FOR KEY EMPLOYEES OF
               EVENFLO & SPALDING HOLDINGS CORPORATION AND SUBSIDIARIES
                               (Full Title of the Plan)
                          ---------------------------------

                                   PAUL L. WHITING
                         CHAIRMAN OF THE BOARD OF DIRECTORS,
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       EVENFLO & SPALDING HOLDINGS CORPORATION
                    601 SOUTH HARBOUR ISLAND BOULEVARD, SUITE 200
                              TAMPA, FLORIDA 33602-3141
                                    (813) 204-5200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                          ----------------------------------


                                   WITH COPIES TO:
                               ARTHUR D. ROBINSON, ESQ.
                              SIMPSON THACHER & BARTLETT
                                 425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017-3954
                                    (212) 455-2000
                          ---------------------------------

           Approximate date of commencement of proposed sale to the public:
     From time to time after the effective date of this Registration Statement.

                           CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------
                                      PROPOSED        PROPOSED
                         AMOUNT TO     MAXIMUM         MAXIMUM        AMOUNT OF
TITLE OF SECURITIES          BE     OFFERING PRICE    AGGREGATE     REGISTRATION
TO BE REGISTERED        REGISTERED  PER SHARE (A) OFFERING PRICE (A)   FEE (A)
--------------------------------------------------------------------------------
Common Stock, $.01
par value per share     7,484,556      $5.00     $37,422,780    $11,340.24(b)
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(a) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the price at which common stock under the Plan will be sold, and the price at which options under the Plan may be exercised.

(b) $8,359.46 of the registration fee was paid October 21, 1996.

ITEM 1. PLAN INFORMATION

    Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    Not required to be filed with this Registration Statement.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

    The following description of the terms of the Common Stock is qualified in its entirety by reference to the provisions in the Management Stockholder's Agreement, filed as part of this Registration Statement as Exhibit 4.4.

    The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.01 per share, of which 50,000,000 shares were outstanding as of September 30, 1996 and 50,000,000 shares of preferred stock, of which 1,500,000 shares were outstanding as of September 30, 1996.

    VOTING RIGHTS. The holders of the Common Stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of Common Stock can, if they choose to do so, elect all of the directors. In such event, absent contractual provisions to the contrary, the holders of the remaining shares will not be able to elect any directors.

    DIVIDEND RIGHTS. All shares of Common Stock are entitled to share equally in such dividends as the Board of Directors may declare from sources legally available therefor.

    LIQUIDATION RIGHTS. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, all shares of Common Stock are entitled to share equally in the assets available for distribution to shareholders after payment of all prior obligations of the Company.

    OTHER MATTERS. The holders of the Common Stock have no preemptive rights. All outstanding shares of Common Stock are, and the Common Stock offered hereby will be, fully paid and non-assessable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by Robert K. Adikes, Esq.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation a

"derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article IV of the Registrant's By-laws requires indemnification to the fullest extent permitted by Delaware law. The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant, in such capacities, may incur.

    Such 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Seven of the Registrant's Restated Certificate of Incorporation includes such a provision.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8. EXHIBITS


    The following exhibits are filed as part of this Registration Statement:

    4.1       Restated Certificate of Incorporation of the Company (filed as
              Exhibit 3.1 to the Form S-4 Registration Statement and incorporated herein by reference).

    4.2 Amendment to the Restated Certificate of Incorporation of the Company.

    4.3 By-laws of the Company (filed as Exhibit 3.2 to the Form S-4 Registration Statement and incorporated herein by reference).

    4.4 1996 Stock Purchase and Option Plan for Key Employees of Evenflo & Spalding Holdings Corporation and Subsidiaries

    4.5       Form of Management Stockholder's Agreement

    4.6       Form of Non-Qualified Stock Option Agreement

    4.7       Form of Sale Participation Agreement

    4.8 Registration Rights Agreement, dated as of September 30, 1996, among Evenflo & Spalding Holdings Corporation, Strata Associates, L.P. and KKR Partners II, L.P. (filed as Exhibit 10.4 to the Form S-4 Registration Statement and incorporated herein by reference).

    5         Opinion of Robert K. Adikes, Esq.

    23.1      Consent of Deloitte & Touche LLP

    23.2 Consent of Robert K. Adikes, Esq. (included in Exhibit 5.1 of this Registration Statement)

    24        Power of Attorney (included in Part II of this Registration
              Statement)

ITEM 9. UNDERTAKINGS

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) to include any prospectus required by Section 10(a)(3) of the Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and


              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 27th day of January 1997.

                                  Evenflo & Spalding Holdings Corporation


                                  By  /S/ Paul L. Whiting
                                    ---------------------------------------
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer

                                  POWER OF ATTORNEY

    We, the undersigned directors and officers of Evenflo & Spalding Holdings Corporation, do hereby constitute and appoint Paul L. Whiting and W. Michael Kipphut, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 27th day of January 1997 by the following persons in the capacities indicated:

         SIGNATURE                     TITLE                         DATE
         ---------                     -----                         ----

   /s/ Paul L. Whiting   Chairman of the Board of Directors,    January 27, 1997
----------------------   President and Chief Executive Officer
    Paul L. Whiting     (Principal Executive Officer)



 /s/  W. Michael Kipphut  Vice President and Treasurer         January 27, 1997
------------------------  (Principal Financial Officer)
  W. Michael Kipphut

    /s/ Stephen J. Dryer     Vice President and Controller     January 27, 1997
----------------------------  (Principal Accounting Officer)
      Stephen J. Dryer

    /s/ Robert K. Adikes     Vice President, Secretary and     January 27, 1997
---------------------------- General Counsel
      Robert K. Adikes

    /s/ Henry R. Kravis      Director                          January 27, 1997
----------------------------
      Henry R. Kravis

    /s/ George R. Roberts    Director                          January 27, 1997
----------------------------
      George R. Roberts

    /s/ Michael T. Tokarz    Director                          January 27, 1997
----------------------------
      Michael T. Tokarz

    /s/ Marc S. Lipschultz   Director                          January 27, 1997
----------------------------
      Marc S. Lipschultz

    /s/ Gustavo A. Cisneros  Director                          January 27, 1997
----------------------------
      Gustavo A. Cisneros

                                  INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                           DESCRIPTION

    4.1  Restated Certificate of Incorporation of the Company (filed as Exhibit
         3.1 to the Form S-4 Registration Statement and incorporated herein by reference).

    4.2  Amendment to the Restated Certificate of Incorporation of the Company.

    4.3 By-laws of the Company (filed as Exhibit 3.2 to the Form S-4 Registration Statement and incorporated herein by reference).

    4.4 1996 Stock Purchase and Option Plan for Key Employees of Evenflo & Spalding Holdings Corporation and Subsidiaries

    4.5  Form of Management Stockholder's Agreement

    4.6  Form of Non-Qualified Stock Option Agreement

    4.7  Form of Sale Participation Agreement

    4.8 Registration Rights Agreement, dated as of September 30, 1996, among Evenflo & Spalding Holdings Corporation, Strata Associates, L.P. and KKR Partners II, L.P. (filed as Exhibit 10.4 to the Form S-4 Registration Statement and incorporated herein by reference).

    5    Opinion of Robert K. Adikes, Esq.

    23.1 Consent of Deloitte & Touche LLP

    23.2 Consent of Robert K. Adikes, Esq. (included in Exhibit 5 of this Registration Statement)

    24   Power of Attorney (included in Part II of this Registration Statement)
[cad 179]